Exhibit 10.1

FIRST AMENDMENT

TO

LEASE

This First Amendment to Lease (“First Amendment”) is made and entered into effective as of May 23, 2008, by and between ASP, INC., the Managing Tenant for all Tenants in Common (collectively, the “TICs” or “Landlord”) in Boulder Towers office building as described below, and HELMERICH & PAYNE, INC. (“H&P”).

RECITALS

A.    In May, 2003, the TICs’ predecessor, K/B Fund IV, a Delaware general partnership (“K/B”), and H&P entered into that certain Lease (the “H&P Lease”) covering certain office, data center and storage space located in the building commonly known as Boulder Towers located at 1437 South Boulder, Tulsa, Oklahoma;

B.    On or about December 27, 2007, the TICs purchased from K/B all of K/B’s rights, title and interest in the Boulder Towers and in all leases of space within the Boulder Towers, including the H&P Lease; and

C.    The parties desire to extend the Initial Term, expand the Premises, revise the Annual Rental and amend certain other terms of the H&P Lease as set forth below.

STATEMENT OF AGREEMENT

        NOW THEREFORE, for good consideration paid, the parties hereto hereby agree as follows:

1. Definitions.  Except as otherwise provided herein, all capitalized terms defined in the H&P Lease that are not otherwise defined herein shall have the same meaning herein as that provided in the H&P Lease.

2. Amendment of H&P Lease.  The H&P Lease is hereby amended in the following respects:

(a) Leased Premises.  The Leased Premises shall be expanded as of the Term Commencement Date, to include an additional 21,168 rentable square feet of office space (the “Expansion Space”), consisting of 12,825 rentable square feet (Suite 800), being the entire east wing of the 8th floor and 8,343 contiguous rentable square feet on the west wing of the 8th floor (Suite 825) as described on Exhibit “A” attached hereto. With such Expansion Space, the total rentable square feet of the Leased Premises through January 31, 2010, is 135,853 rentable square feet and the total rentable area of the Building is   521,802   rentable square feet. The Landlord has remeasured the Building and for the extended term from February 1, 2010 through January 31, 2020, the total rentable square feet of the Leased Premises shall be 137,792 rentable square feet and the total rentable area of the Building is   521,802   rentable square feet.

(b) Expansion Space -Tenant’s Share and Operating Expense Base.  Tenant’s Share attributable to the Expansion Space shall be 4.06%.  Tenant’s Share attributable to the entire Leased Premises after the addition of the Expansion Space shall be 26.04% (through January 31, 2010) and 26.41% (commencing February 1, 2010).  With respect to the Expansion Space, Tenant shall pay no Operating Expense for calendar 2008 and, effective as of January 1, 2009, and for each calendar year thereafter, the Operating Expense Base shall mean the amount of Operating Expenses for the calendar year 2008.  From and after January 1, 2009, the 5% cap on increases in Tenant’s Share attributable to the Expansion Space as to increases in Operating Expenses, as set forth in Section 4.02(g) of the H&P Lease, shall be applicable to the Expansion Space and Tenant’s Share shall be made in reference to the base amount established in 2008.

(c) Term.  The Initial Term of the H&P Lease shall be extended to terminate on January 31, 2020.  Section 2.02 Renewal Term is hereby deleted in its entirety.

(d) Rent.

(i) Commencing on the Term Commencement Date, and continuing through January 31, 2010, the total Annual Rental payable by Tenant under the H&P Lease shall be as follows:

Type of Space	Square Footage	Amount per Rentable Square Foot	Annual Rental	Monthly Installment
Office Space	113,512	$13.50	$1,532,412.00	$127,701.00
Data Center	3,617	$8.50	$30,744.50	$2,562.04
Storage	18,724	$5.75	$107,663.00	$8,971.92

provided, however, no Annual Rent shall be payable with respect to the Expansion Space for the first sixty (60) days following the Term Commencement Date.

(ii) Commencing February 1, 2010 and continuing through January 31, 2020, the total Annual Rental payable by Tenant under the H&P Lease shall be as follows:

Type of Space	Square Footage	Amount per Rentable Square Foot	Annual Rental	Monthly Installment
Office Space	115,421	$14.50	$1,673,604.50	$139,467.04
Data Center	3,564	$9.50	$33,858.00	$2,821.50
Storage	18,807	$5.75	$108,140.25	$9,011.69

(e) Contraction Option.  Tenant shall have an ongoing right (the “Contraction Right”) to reduce by up to an aggregate of 34,605 rentable square feet the amount of Office Space leased by Tenant pursuant to the H&P Lease at any time after February 1, 2015.  That part of the Office Space eliminated from the H&P Lease as a result of Tenant’s exercise of the Contraction Right shall be referred to herein as the “Eliminated Space” and shall be determined as set forth on Exhibit “B” attached hereto.  Should Tenant desire to exercise this Contraction Right, Tenant shall provide to Landlord six (6) months prior written notice (the “Contraction Notice”) and shall pay to Landlord an amount equal to the “Contraction Fee,” as defined below, at the time such Eliminated Space is vacated by Tenant. As used herein, the term “Contraction Fee” shall be the sum of (i) $7.25 per rentable square feet of Eliminated Space (as specified in the Contraction Notice and consistent with Exhibit “B”), plus (ii) the amount of “Unamortized TI,” as defined below, attributable to that portion of the Eliminated Space which is Expansion Space, plus (iii) the amount of “Unrecouped Commission,” as defined below, attributable to that portion of the Eliminated Space.   The “Unamortized TI” shall be an amount, as of the date Tenant vacates the Eliminated Space, equal to the remaining unamortized balance of the Tenant Improvement Allowance attributable to that portion of the

Eliminated Space which is Expansion Space, as set forth in Section 2(f)(i) below, when amortized, using an 8% per annum interest rate, over the period from the Term Commencement Date through January 31, 2020. Within thirty (30) days of the Term Commencement Date, the parties shall prepare, attach and incorporate into this First Amendment a new, mutually satisfactory Exhibit “C” which will show the amortization schedule for the Unamortized TI.  The “Unrecouped Commission” shall be an amount, as of the date Tenant vacates the Eliminated Space, equal to the remaining unrecouped balance of the leasing commissions payable with respect to the Eliminated Space, when allocated on a straight line basis over the period from the Term Commencement Date through January 31, 2020.  Within thirty (30) days of the Term Commencement Date, the parties shall prepare, attach and incorporate into this First Amendment a new, mutually satisfactory Exhibit “D” which will show the amortization schedule for the Unrecouped Commission.  Landlord shall pay all commissions that may be owing as a result of the execution of this First Amendment and shall indemnify and hold Tenant harmless therefrom.

(f) Tenant Improvement Allowance.

(i) The Landlord shall provide Tenant a $20.00 per rentable square foot Tenant Improvement Allowance to reduce the cost of Tenant Improvements to be constructed in the Expansion Space (in the same manner as set forth in Exhibit B of the H&P Lease), inclusive of demolition, above ceiling modification, preliminary space planning and construction documents and construction.  The timeline for plan completion and construction pricing is as follows:

1.  May 15, 2008 — Preliminary plans completed.

2.  May 30, 2008 — Construction Documents completed and delivered to Tenant.

3.  June 4, 2008 — Construction Documents approved or revised by Tenant.

4.  June 5, 2008 — Construction Documents delivered to Subcon.

5.  June 13, 2008 — Pricing from Subcon completed and delivered to Tenant.

6.  June 18, 2008 — Pricing approved or revised by Tenant.

Items 2, 4 and 5 above are Landlord’s obligations.  As such, in the event Items 2, 4 and/or 5 are not completed by Landlord in accordance with the above deadlines, the Term Commencement Date shall be delayed one day for each day of delay in connection with the completion of such items.

(ii) In addition to the $20.00 per rentable square foot Tenant Improvement Allowance set forth above, the Landlord will also provide to Tenant the additional sum of $344,055.00 (the “Additional Allowance”) which shall further reduce Tenant’s cost of Tenant Improvements.

In the event that the total cost of Tenants Improvements is less than the Tenant Improvement Allowance and the Additional Allowance described above, then the balance shall be paid to Tenant within seven (7) days of Substantial Completion (provided however, any such amounts owed to Tenant shall not be credited against Annual Rental as contemplated by Exhibit B of the Lease but shall be payable to Tenant in cash).  In the event that the total cost of Tenant Improvements is more than the Tenant Improvement Allowance and the Additional Allowance described above, then Tenant shall pay such excess costs when such amounts become due and owing to the contractors.

(g) Parking.  With respect to the Expansion Space, the Landlord shall provide Tenant ninety-four (94) parking spaces, including twenty-five (25) reserved covered spaces in the attached parking structure and sixty-nine (69) on a non-reserved basis on the existing surface lots. As of the Term Commencement Date, Tenant shall have a total of three hundred-thirty (350) parking spaces, which shall consist of eighty (80) reserved covered spaces in the attached parking structure and two hundred-seventy (270) on a non-reserved basis on the existing surface lots. These spaces are free of charge.  In the event that Tenant exercises the Contraction Right, the reserved parking spaces and the non-reserved parking spaces attributable to the Eliminated Space shall be reduced on a pro-rata basis.

(h) Right of First Offer.  Tenant shall have a continuing right of first offer to lease any office space (the “ROFR Space”) on the eigth floor - West Tower, not subject to the H&P Lease, as hereby amended.  Landlord shall give written notice (the “Landlord’s ROFR Notice”) to Tenant no later than ninety (90) days prior to the lease expiration date for any such ROFR Space.  Upon receipt of such notice, Tenant shall have ten (10) business days to give to Landlord written notice (the “Tenant’s ROFR Notice”) that Tenant desires to lease the ROFR Space.  If Tenant so notifies Landlord, then Tenant and Landlord shall enter into good-faith negotiations and shall attempt to agree upon lease terms for such ROFR Space.  If Tenant and Landlord fail to agree upon lease terms for such ROFR Space within 7 business days after Landlord receives the Tenant’s ROFR Notice, Landlord shall be entitled to lease the ROFR Space to any other person or entity, on such terms and conditions as Landlord, in Landlord’s sole discretion, shall determine.  If Landlord has not leased the space subject to Landlord’s ROFR Notice within 180 days after the date of Landlord’s ROFR Notice, then Landlord must provide a new Landlord ROFR Notice to Tenant.  Notwithstanding the foregoing in this Section 2(h), Landlord must during the entire term of the H&P Lease, as amended, provide a Landlord ROFR Notice to Tenant each time ROFR Space becomes available to lease.

3. Authority. Each of Landlord and Tenant represents and warrants to the other that the execution, delivery and performance of this First Amendment by such party is within the requisite power of such party, has been duly authorized and is not in contravention the terms of such party’s organizational or governmental documents.

4. Binding Effect. Each of Landlord and Tenant further represents and warrants to the other that this First Amendment, when duly executed and delivered, will constitute a legal, valid, and binding obligation of such party, fully enforceable in accordance with its respective terms, except as may be limited by bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws affecting the rights of creditors generally and the availability of specific performance or other equitable remedies.

5. Ratification.    Except as otherwise expressly amended herein, all terms and provisions of the H&P Lease are hereby ratified and reaffirmed and shall continue in full force and effect, without modification.

6. Miscellaneous.

(a) This First Amendment will be binding on the parties’ successors and assigns.

(b) In the event there is a conflict between the provisions of this First Amendment and the H&P Lease, then the provisions of this First Amendment shall control.  This First Amendment is not intended to be, nor shall it be construed to create, any novation, accord or satisfaction.

(c) This First Amendment may be executed simultaneously in two or more multiple original copies, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

THIS FIRST AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment effective as of the day and year first above written.

A.S.P., INC., Managing Tenant for all Boulder	HELMERICH & PAYNE, INC.
Towers Tenants in Common

By	By
William H. Mizener, President		Steven R. Mackey, Vice President

EXHIBIT “A”

Description of Expansion Space

BOULDER TOWERS

TULSA, OKLAHOMA

CBRE

CB RICHARD ELLIS

PEGGY DAVIS
TEL: 918.845.1100
FAX: 918.845.1154

kinslow, keith & todd, inc.
architecture | interiors
tel: 918.744.4270
fax: 918.744.7849
2021 south lewis suite 150
tulsa, oklahoma 74104
www.kktarchitects.com
info@kktarchitects.com

SUITE 800
800
820
850
825

BOULDER TOWERS

8TH FLOOR

CB RICHARD ELLIS

AS-BUILT PLAN

AS-8

EXHIBIT “B”

Eliminated Space Possibilities

If Tenant exercises the Contraction Right, Tenant shall designate in the Contraction Notice the Eliminated Space, which shall be any combination of the blocks of space listed below, as determined in Tenant’s sole discretion, not to exceed 34,605 rentable square feet in the aggregate.  The exact amount of rentable square feet of any Eliminated Space shall be determined by Kinslow, Keith & Todd or other mutually agreeable building space planner.

Block*
4th Floor — North ½ of East Tower
4th Floor — South ½ of East Tower
4th Floor — North ½ of West Tower
4th Floor — South ½ of West Tower
4th Floor — Bridge
8th Floor — North ½ of East Tower
8th Floor — South ½ of East Tower
8th Floor — West Tower
13th Floor — North ½ of East Tower
13th Foor — South ½ of East Tower
13th Floor — North ½ of West Tower
13th Floor — South ½ of West Tower
14th Floor — North ½ of East Tower
14th Floor — South ½ of East Tower
14th Floor — North ½ of West Tower
14th Floor — South ½ of East Tower

*In order to make any Eliminated Space available for multi-tenant use the Landlord and Tenant shall equally share the actual and documented costs to demise and provide any hallway access required by applicable building code.